Exhibit 99.1

One M&T Plaza, Buffalo, NY 14203	News Release January 18, 2024

M&T Bank Corporation (NYSE:MTB) announces fourth quarter and full-year 2023 results

M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $482 million or $2.74 of diluted earnings per common share and full-year net income of $2.74 billion or $15.79 of diluted earnings per common share.

(Dollars in millions, except per share data)	4Q23	3Q23	4Q22	2023	2022
Earnings Highlights
Net interest income	$1,722	$1,775	$1,827	$7,115	$5,822
Taxable-equivalent adjustment	13	15	14	54	39
Net interest income - taxable-equivalent	1,735	1,790	1,841	7,169	5,861
Provision for credit losses	225	150	90	645	517
Noninterest income	578	560	682	2,528	2,357
Noninterest expense	1,450	1,278	1,408	5,379	5,050
Net income	482	690	765	2,741	1,992
Net income available to common shareholders - diluted	457	664	739	2,636	1,891
Diluted earnings per common share	2.74	3.98	4.29	15.79	11.53
Return on average assets - annualized	.92%	1.33%	1.53%	1.33%	1.05%
Return on average common shareholders' equity - annualized	7.41%	10.99%	12.59%	11.06%	8.67%
Average Balance Sheet
Total assets	$208,752	$205,791	$198,592	$205,397	$190,252
Interest-bearing deposits at banks	30,153	26,657	25,089	26,202	33,435
Investment securities	27,490	27,993	25,297	27,932	19,897
Loans and leases, net of unearned discount	132,770	132,617	129,406	132,738	119,297
Deposits	164,713	162,688	163,468	162,094	158,491
Borrowings	13,057	12,585	5,385	13,054	4,376
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin	3.61%	3.79%	4.06%	3.83%	3.39%
Efficiency ratio	62.1	53.7	53.3	54.9	56.6
Net charge-offs to average total loans - annualized	.44	.29	.12	.33	.13
Allowance for credit losses to total loans	1.59	1.55	1.46	1.59	1.46
Nonaccrual loans to total loans	1.62	1.77	1.85	1.62	1.85
Common equity Tier 1 ("CET1") capital ratio (1)	10.98	10.95	10.44	10.98	10.44
Common shareholders' equity per share	$150.15	$145.72	$137.68	$150.15	$137.68

(1) December 31, 2023 CET1 capital ratio is estimated.

Financial Highlights

•
The CET1 capital ratio increased 3 basis points to an estimated 10.98% at December 31, 2023, compared with 10.95% at September 30, 2023, modestly strengthening the Company's capital position.
•
Net interest margin of 3.61% in the recent quarter narrowed from 3.79% in the third quarter of 2023 reflecting higher costs paid on deposits amidst a continued shift of customer funds to interest-bearing products.
•
Growth in average commercial and industrial loans in the recent quarter was largely offset by a decline in commercial real estate loans.
•
Reflecting continued demand for interest-bearing products, average deposits increased 1% from the third quarter of 2023.
•
Higher provision for credit losses in the recent quarter reflects continued pressure on investor-owned commercial real estate borrowers and a $1.7 billion increase in loan balances from September 30, 2023 to December 31, 2023.
•
Noninterest expense in the fourth quarter of 2023 includes an FDIC special assessment of $197 million ($146 million net of tax or $0.88 of diluted earnings per common share).

Chief Financial Officer Commentary

"M&T enters 2024 with stronger levels of capital, liquidity and credit reserves than a year earlier. Average commercial and consumer loans as well as average deposits all increased in the final quarter of 2023, and expenses remained well controlled after considering the FDIC special assessment. With commercial real estate values and higher interest rates impacting our commercial clientele, our relationship-based approach gives us confidence in our ability to work through those challenges with our customers and appropriately assess the associated credit risk and loss reserves. Over the past year we have strengthened relationships with our customers and welcomed new ones. We thank our employees for consistently showing up within the communities we serve to make a difference."

- Daryl N. Bible, M&T's Chief Financial Officer

Contact:

Investor Relations: Brian Klock 716.842.5138

Media Relations: Frank Lentini 929.651.0447

Fourth Quarter 2023 Results

Non-GAAP Measures (1)

			Change 4Q23 vs.		Change 4Q23 vs.
($ in millions, except per share data)	4Q23	3Q23	3Q23	4Q22	4Q22

Net operating income	$494	$702	-30%	$812	-39%
Diluted net operating earnings per common share	$2.81	$4.05	-31%	$4.57	-39%
Annualized return on average tangible assets	.98%	1.41%		1.70%
Annualized return on average tangible common equity	11.70%	17.41%		21.29%
Efficiency ratio	62.1%	53.7%		53.3%
Tangible equity per common share	$98.54	$93.99	5%	$86.59	14%

(1)
A reconciliation of non-GAAP measures is included in the tables that accompany this release.

M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Merger-related expenses associated with the People's United Financial, Inc. ("People's United") acquisition in 2022 generally consisted of:

•
Professional services, temporary help fees and other costs associated with actual or planned conversions of systems and/or integration of operations and the introduction of M&T to its new customers.
•
Costs related to terminations of existing contractual arrangements to purchase various services, severance and travel costs.
•
An initial provision for credit losses of $242 million in the second quarter of 2022 on loans not deemed to be purchased credit deteriorated ("PCD") on the April 1, 2022 acquisition date.

The amounts of merger-related expenses in 2022 are presented in the tables that accompany this release. No merger-related expenses were incurred in the year ended December 31, 2023.

For the year ended December 31, 2023, diluted net operating earnings per common share were $16.08, compared with $14.42 in 2022. Net operating income was $2.79 billion and $2.47 billion in 2023 and 2022, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income in 2023 was 1.42% and 17.60%, respectively, compared with 1.35% and 16.70%, respectively, in 2022.

Fourth Quarter 2023 Results

Taxable-equivalent Net Interest Income

			Change 4Q23 vs.		Change 4Q23 vs.
($ in millions)	4Q23	3Q23	3Q23	4Q22	4Q22

Average earning assets	$190,536	$187,403	2%	$179,914	6%
Average interest-bearing liabilities	$127,646	$121,388	5%	$98,635	29%
Net interest income ̶ taxable-equivalent	$1,735	$1,790	-3%	$1,841	-6%
Yield on average earning assets	5.73%	5.62%		4.60%
Cost of interest-bearing liabilities	3.17%	2.83%		0.98%
Net interest spread	2.56%	2.79%		3.62%
Net interest margin	3.61%	3.79%		4.06%

Taxable-equivalent net interest income decreased $55 million, or 3%, from the third quarter of 2023.

•
Average interest-bearing deposits increased $5.8 billion and the rates paid on such deposits rose 36 basis points.
•
Average long-term borrowings increased $661 million.
•
The yield on average loans and leases increased 14 basis points.
•
Average interest-bearing deposits at banks increased $3.5 billion.

Taxable-equivalent net interest income decreased $106 million, or 6%, compared with the year-earlier quarter.

•
Average interest-bearing deposits rose $21.3 billion and the rates paid on those deposits increased 210 basis points.
•
Average borrowings increased $7.7 billion.
•
Yields earned on average loans and leases and average interest-bearing deposits at banks increased 121 basis points and 173 basis points, respectively.
•
Average interest-bearing deposits at banks and average loans and leases increased $5.1 billion and $3.4 billion, respectively.
•
The yield on average investment securities increased by 36 basis points.

Taxable-equivalent net interest income was $7.17 billion in 2023, an increase of $1.31 billion, or 22% from $5.86 billion in 2022.

•
Average earning assets increased $14.2 billion to $187.0 billion in 2023 from $172.8 billion in 2022, reflecting the impact of one additional quarter of assets acquired from People's United on April 1, 2022, partially offset by lower average interest-bearing deposits at banks.
•
Yields on average loans and leases and interest-bearing deposits at banks increased 166 basis points and 367 basis points, respectively.
•
Average interest-bearing liabilities increased $25.7 billion also reflecting the impact of one additional quarter of liabilities assumed in the acquisition of People's United.
•
Rates paid on average interest-bearing deposits increased 194 basis points.

Fourth Quarter 2023 Results

Provision for Credit Losses/Asset Quality

			Change 4Q23 vs.		Change 4Q23 vs.
($ in millions)	4Q23	3Q23	3Q23	4Q22	4Q22

At end of quarter
Nonaccrual loans	$2,166	$2,342	-8%	$2,439	-11%
Real estate and other foreclosed assets	39	37	4%	41	-7%
Total nonperforming assets	$2,205	$2,379	-7%	$2,480	-11%
Accruing loans past due 90 days or more (1)	$339	$354	-4%	$491	-31%
Nonaccrual loans as % of loans outstanding	1.62%	1.77%		1.85%

Allowance for credit losses	$2,129	$2,052	4%	$1,925	11%
Allowance for credit losses as % of loans outstanding	1.59%	1.55%		1.46%

For the period
Provision for credit losses	$225	$150	50%	$90	150%
Net charge-offs	$148	$96	54%	$40	268%
Net charge-offs as % of average loans (annualized)	.44%	.29%		.12%

(1)
Predominantly government-guaranteed residential real estate loans.

M&T recorded a provision for credit losses of $225 million in the fourth quarter of 2023 and $150 million in the immediately preceding quarter, compared with $90 million in the fourth quarter of 2022. The comparatively higher provisions for credit losses in the most recent two quarters as compared with the fourth quarter of 2022 reflect commercial real estate values and higher interest rates contributing to a modest deterioration in the performance of loans to commercial borrowers. The provision for credit losses was $645 million in 2023, compared with $517 million in 2022. As previously described, included in the second quarter of 2022 was the $242 million provision related to loans obtained in the People’s United acquisition that were considered non-PCD. Reflective of variability in the timing and amount of commercial real estate charge-offs, net charge-offs totaled $148 million in 2023's fourth quarter as compared with $96 million in the immediately preceding quarter. Net charge-offs were $40 million in the year-earlier quarter. As compared with the year-earlier fourth quarter, the two most recent quarter net charge-offs reflect higher levels of commercial real estate loan and commercial and industrial loan net charge-offs. Net charge-offs were $442 million and $160 million in 2023 and 2022, respectively, representing .33% and .13%, respectively, of average loans outstanding.

Nonaccrual loans were $2.17 billion at December 31, 2023, $176 million lower than at September 30, 2023 and $272 million lower than at December 31, 2022. The lower level of nonaccrual loans at the recent quarter end as compared with the immediately preceding quarter end was attributable to a decline in commercial real estate nonaccrual loans, including the impact of net charge-offs, and residential real estate nonaccrual loans. The decrease in nonaccrual loans at December 31, 2023 as compared with December 31, 2022 was predominantly due to lower levels of commercial real estate nonaccrual loans and residential real estate nonaccrual loans, partially offset by a rise in commercial and industrial nonaccrual loans.

Fourth Quarter 2023 Results

Noninterest Income

			Change 4Q23 vs.		Change 4Q23 vs.
($ in millions)	4Q23	3Q23	3Q23	4Q22	4Q22
Mortgage banking revenues	$112	$105	8%	$82	38%
Service charges on deposit accounts	121	121	—	106	14%
Trust income	159	155	2%	195	-19%
Brokerage services income	26	27	-3%	22	17%
Trading account and non-hedging derivative gains	11	9	23%	14	-18%
Gain (loss) on bank investment securities	4	—	—	(4)	—
Other revenues from operations	145	143	2%	267	-45%
Total	$578	$560	3%	$682	-15%

Noninterest income in the fourth quarter of 2023 increased $19 million, or 3%, as compared with 2023's third quarter.

•
Mortgage banking revenues increased $8 million reflecting higher margins on sales of commercial real estate loans.
•
Gain (loss) on bank investment securities increased $4 million, which includes unrealized gains on Fannie Mae and Freddie Mac preferred stock and other equity securities.
•
Trust income increased $3 million reflecting improved sales activity.
•
Other revenues from operations rose $3 million resulting from comparatively favorable letter of credit and other credit-related fees.

Noninterest income declined $103 million, or 15%, as compared with the year-earlier fourth quarter.

•
Other revenues from operations declined $121 million due to a $136 million gain on sale of M&T Insurance Agency ("MTIA") in fourth quarter of 2022, partially offset by a rise in tax-exempt income earned from bank owned life insurance and higher letter of credit and other credit-related fees.
•
Trust income decreased $36 million reflecting lower revenues associated with the Company's Collective Investment Trust ("CIT") business following its sale in April 2023.
•
Mortgage banking revenues rose $31 million due to higher servicing income related to the bulk purchase of residential real estate loan servicing rights in the first quarter of 2023 and higher gains on sales of commercial and residential real estate loans.
•
Service charges on deposit accounts increased $15 million predominantly due to People's United conversion-related fee waivers in the fourth quarter of 2022 and a rise in commercial service charges.

Noninterest income rose $172 million, or 7%, to $2.53 billion in 2023 as compared with $2.36 billion in 2022, reflecting the sale of the CIT business in the second quarter of 2023, the sale of MTIA in the fourth quarter of 2022 and one additional quarter of revenues in 2023 from operations acquired from People's United. Other favorable factors contributing to the rise in noninterest income included higher mortgage banking revenues and trading account and non-hedging derivatives gains.

Fourth Quarter 2023 Results

Noninterest Expense

			Change 4Q23 vs.		Change 4Q23 vs.
($ in millions)	4Q23	3Q23	3Q23	4Q22	4Q22
Salaries and employee benefits	$724	$727	—	$697	4%
Equipment and net occupancy	134	131	2%	137	-2%
Outside data processing and software	114	111	3%	108	6%
Professional and other services	99	89	12%	145	-32%
FDIC assessments	228	29	676%	24	849%
Advertising and marketing	26	23	11%	32	-22%
Amortization of core deposit and other intangible assets	15	15	—	18	-15%
Other costs of operations	110	153	-28%	247	-55%
Total	$1,450	$1,278	14%	$1,408	3%

In the fourth quarter of 2023, the Company began presenting "professional and other services" as an individual component of "other expense" while combining the presentation of "printing, postage, and supplies" into "other costs of operations" within the Consolidated Statement of Income. Prior periods were reclassified to conform to the current presentation.

Noninterest expense aggregated $1.45 billion in the recent quarter, up from $1.28 billion in the third quarter of 2023. Excluding the amortization of core deposit and other intangible assets considered to be nonoperating in nature, noninterest operating expenses increased $173 million, or 14%, to $1.44 billion in the recent quarter from $1.26 billion in the immediately preceding quarter.

•
Fourth quarter of 2023 expenses include a $197 million special assessment from the FDIC.
•
Professional and other services operating expenses rose $10 million reflecting lower legal-related expenses in 2023's third quarter.
•
Other costs of operations decreased $43 million reflecting losses associated with certain retail banking activities recognized in the third quarter of 2023 and lower merchant discount and credit card fees.

Noninterest expense increased $42 million from the fourth quarter of 2022. Noninterest operating expenses aggregated $1.35 billion in the fourth quarter of 2022 after excluding $45 million of merger-related expenses, considered to be nonoperating in nature, associated with the People's United acquisition and $18 million of amortization of core deposit and other intangible assets. Noninterest operating expenses increased $90 million, or 7%, from the year-earlier quarter inclusive of the following:

•
FDIC assessments increased $204 million reflecting the $197 million FDIC special assessment.
•
Other costs of operations decreased $122 million reflecting a $135 million charitable contribution to The M&T Charitable Foundation in the year-earlier quarter.
•
Salaries and employee benefits expenses increased $31 million reflecting higher severance and other employee benefits expenses.
•
Professional and other services operating expenses declined $30 million including lower sub-advisory fees resulting from the sale of the CIT business.

For the year ended December 31, 2023, noninterest expense aggregated $5.38 billion, compared with $5.05 billion in 2022. Noninterest operating expenses were $5.32 billion in 2023, compared with $4.66 billion in 2022 after excluding $338 million of merger-related expenses, considered to be nonoperating in nature, incurred in 2022 associated with the People's United acquisition and $62 million and $56 million of amortization of core

Fourth Quarter 2023 Results

deposit and other intangible assets in 2023 and 2022, respectively. The $661 million increase in noninterest operating expenses reflected one additional quarter of operations acquired from People's United, higher salaries and employee benefits expenses from merit and other salary increases, a rise in incentive compensation and increases in employee benefits costs, including severance, and higher FDIC assessments inclusive of the special assessment in the recent quarter.

Average Earning Assets

			Change 4Q23 vs.		Change 4Q23 vs.
($ in millions)	4Q23	3Q23	3Q23	4Q22	4Q22
Interest-bearing deposits at banks	$30,153	$26,657	13%	$25,089	20%
Trading account	123	136	-10%	122	1%
Investment securities	27,490	27,993	-2%	25,297	9%
Loans and leases, net of unearned discount
Commercial and industrial	55,420	54,567	2%	49,955	11%
Real estate - commercial	33,455	34,288	-2%	35,773	-6%
Real estate - consumer	23,339	23,573	-1%	23,334	—
Consumer	20,556	20,189	2%	20,344	1%
Total loans and leases, net	132,770	132,617	—	129,406	3%
Total earning assets	$190,536	$187,403	2%	$179,914	6%

At December 31, 2023, the Company reclassified the substantial majority of its loans secured by commercial real estate that were considered owner-occupied to commercial and industrial loans to reflect the variation in the management and underlying risk profile of such loans as compared with investor-owned commercial real estate loans. Prior periods were reclassified to conform to the current presentation.

Average earning assets increased $3.1 billion, or 2%, from the third quarter of 2023.

•
Average interest-bearing deposits at banks increased $3.5 billion due to increased liquidity from a rise in average deposits and higher levels of borrowings.
•
Average loans and leases increased a modest $153 million primarily reflective of growth in average balances of commercial and industrial loans and consumer loans, largely offset by a decline in average commercial real estate and residential real estate loans. The growth in commercial and industrial loans was mainly attributable to financial and insurance industry customers and motor vehicle and recreational finance dealers.
•
Average investment securities declined $503 million primarily due to pay downs of fixed rate mortgage-backed securities.

Average earning assets increased $10.6 billion, or 6%, from the year-earlier fourth quarter.

•
Average interest-bearing deposits at banks increased $5.1 billion due to increased liquidity from a rise in average deposits and higher levels of borrowings.
•
Average loans and leases increased $3.4 billion predominantly due to higher average balances of commercial and industrial loans reflecting lending activities to financial and insurance industry customers and motor vehicle and recreational finance dealers, partially offset by a $2.3 billion decline in average commercial real estate loans.
•
Average investment securities increased $2.2 billion due to the purchases of additional investment securities in the fourth quarter of 2022 and the first quarter of 2023.

Fourth Quarter 2023 Results

Average Interest-bearing Liabilities

			Change 4Q23 vs.		Change 4Q23 vs.
($ in millions)	4Q23	3Q23	3Q23	4Q22	4Q22
Interest-bearing deposits
Savings and interest-checking deposits	$93,365	$89,274	5%	$87,068	7%
Time deposits	21,224	19,528	9%	6,182	243%
Total interest-bearing deposits	114,589	108,802	5%	93,250	23%
Short-term borrowings	5,156	5,346	-4%	1,632	216%
Long-term borrowings	7,901	7,240	9%	3,753	111%
Total interest-bearing liabilities	$127,646	$121,388	5%	$98,635	29%

Average interest-bearing liabilities increased $6.3 billion, or 5%, from the third quarter of 2023.

•
Average interest-bearing deposits increased $5.8 billion, including a $4.8 billion increase in average non-brokered deposits.
•
Average borrowings increased $472 million predominantly due to the issuance of medium-term senior notes totaling $1.0 billion in the fourth quarter of 2023, partially offset by modestly lower levels of average short-term borrowings from the Federal Home Loan Bank ("FHLB") of New York.

Average interest-bearing liabilities increased $29.0 billion, or 29%, from the fourth quarter of 2022.

•
Average interest-bearing deposits rose $21.3 billion, including an $11.6 billion increase in average non-brokered deposits.
•
Average borrowings increased $7.7 billion reflecting the issuances of senior notes totaling $3.5 billion and $1.0 billion in the first and fourth quarters of 2023, respectively, and increases in short-term borrowings from the FHLB of New York.

Capital

	4Q23		3Q23	4Q22
CET1	10.98%	(1)	10.95%	10.44%
Tier 1 capital	12.29%	(1)	12.27%	11.79%
Total capital	13.99%	(1)	13.99%	13.60%
Tangible capital – common	8.20%		7.78%	7.63%

(1)
December 31, 2023 capital ratios are estimated.

M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $217 million and $25 million, respectively, for the quarter ended December 31, 2023. M&T did not repurchase any shares of its common stock in the fourth quarter of 2023.

The CET1 capital ratio for M&T was estimated at 10.98% as of December 31, 2023. M&T's total risk-weighted assets at December 31, 2023 are estimated to be $154 billion.

M&T repurchased 3,838,157 shares of its common stock in accordance with its capital plan during the first quarter of 2023 for a total cost, including the share repurchase excise tax, of $600 million. There were no other share repurchases in 2023. M&T repurchased a total of 10,453,282 shares for a total cost of $1.8 billion in 2022.

Fourth Quarter 2023 Results

Other

In the fourth quarter of 2023 the Company completed modifications to its management reporting system to conform its internal profitability reporting with certain organizational changes that resulted in the realignment of its business operations into three reportable segments: Commercial Bank, Retail Bank and Institutional Services and Wealth Management. The change will be reflected in the Company's upcoming Annual Report on Form 10-K filing for the year ended December 31, 2023.

Conference Call

Investors will have an opportunity to listen to M&T's conference call to discuss fourth quarter financial results today at 10:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ423. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Thursday January 25, 2024 by calling (800) 839-2485, or (402) 220-7222 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T

M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Forward-Looking Statements

This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.

Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecast.

While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and

Fourth Quarter 2023 Results

expenses; changes in the Company's credit ratings; the impact of the People's United acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.

M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2022, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T assumes no duty and does not undertake to update forward-looking statements.

Fourth Quarter 2023 Results

Financial Highlights

	Three months ended			Year ended
	December 31			December 31
Dollars in millions, except per share, shares in thousands	2023	2022	Change	2023	2022	Change
Performance
Net income	$482	765	-37%	$2,741	1,992	38%
Net income available to common shareholders	457	739	-38%	2,636	1,891	39%
Per common share:
Basic earnings	$2.75	4.32	-36%	$15.85	11.59	37%
Diluted earnings	2.74	4.29	-36%	15.79	11.53	37%
Cash dividends	1.30	1.20	8%	5.20	4.80	8%
Common shares outstanding:
Average - diluted (1)	166,731	172,149	-3%	167,002	164,030	2%
Period end (2)	166,149	169,285	-2%	166,149	169,285	-2%
Return on (annualized):
Average total assets	.92%	1.53%		1.33%	1.05%
Average common shareholders' equity	7.41%	12.59%		11.06%	8.67%
Taxable-equivalent net interest income	$1,735	1,841	-6%	$7,169	5,861	22%
Yield on average earning assets	5.73%	4.60%		5.50%	3.64%
Cost of interest-bearing liabilities	3.17%	.98%		2.60%	.45%
Net interest spread	2.56%	3.62%		2.90%	3.19%
Contribution of interest-free funds	1.05%	.44%		.93%	.20%
Net interest margin	3.61%	4.06%		3.83%	3.39%
Net charge-offs to average total net loans (annualized)	.44%	.12%		.33%	.13%
Net operating results (3)
Net operating income	$494	812	-39%	$2,789	2,466	13%
Diluted net operating earnings per common share	2.81	4.57	-39%	16.08	14.42	12%
Return on (annualized):
Average tangible assets	.98%	1.70%		1.42%	1.35%
Average tangible common equity	11.70%	21.29%		17.60%	16.70%
Efficiency ratio	62.1%	53.3%		54.9%	56.6%

	At December 31
Loan quality	2023	2022	Change
Nonaccrual loans	$2,166	2,439	-11%
Real estate and other foreclosed assets	39	41	-7%
Total nonperforming assets	$2,205	2,480	-11%
Accruing loans past due 90 days or more (4)	$339	491	-31%
Government guaranteed loans included in totals above:
Nonaccrual loans	$53	44	22%
Accruing loans past due 90 days or more	298	363	-18%
Nonaccrual loans to total net loans	1.62%	1.85%
Allowance for credit losses to total loans	1.59%	1.46%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4) Predominantly residential real estate loans.

Fourth Quarter 2023 Results

Financial Highlights, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in millions, except per share, shares in thousands	2023	2023	2023	2023	2022
Performance
Net income	$482	690	867	702	765
Net income available to common shareholders	457	664	841	676	739
Per common share:
Basic earnings	$2.75	4.00	5.07	4.03	4.32
Diluted earnings	2.74	3.98	5.05	4.01	4.29
Cash dividends	1.30	1.30	1.30	1.30	1.20
Common shares outstanding:
Average - diluted (1)	166,731	166,570	166,320	168,410	172,149
Period end (2)	166,149	165,970	165,894	165,865	169,285
Return on (annualized):
Average total assets	.92%	1.33%	1.70%	1.40%	1.53%
Average common shareholders' equity	7.41%	10.99%	14.27%	11.74%	12.59%
Taxable-equivalent net interest income	$1,735	1,790	1,813	1,832	1,841
Yield on average earning assets	5.73%	5.62%	5.46%	5.16%	4.60%
Cost of interest-bearing liabilities	3.17%	2.83%	2.43%	1.86%	.98%
Net interest spread	2.56%	2.79%	3.03%	3.30%	3.62%
Contribution of interest-free funds	1.05%	1.00%	.88%	.74%	.44%
Net interest margin	3.61%	3.79%	3.91%	4.04%	4.06%
Net charge-offs to average total net loans (annualized)	.44%	.29%	.38%	.22%	.12%
Net operating results (3)
Net operating income	$494	702	879	715	812
Diluted net operating earnings per common share	2.81	4.05	5.12	4.09	4.57
Return on (annualized):
Average tangible assets	.98%	1.41%	1.80%	1.49%	1.70%
Average tangible common equity	11.70%	17.41%	22.73%	19.00%	21.29%
Efficiency ratio	62.1%	53.7%	48.9%	55.5%	53.3%

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan quality	2023	2023	2023	2023	2022
Nonaccrual loans	$2,166	2,342	2,435	2,557	2,439
Real estate and other foreclosed assets	39	37	43	44	41
Total nonperforming assets	$2,205	2,379	2,478	2,601	2,480
Accruing loans past due 90 days or more (4)	$339	354	380	407	491
Government guaranteed loans included in totals above:
Nonaccrual loans	$53	40	40	42	44
Accruing loans past due 90 days or more	298	269	294	306	363
Nonaccrual loans to total net loans	1.62%	1.77%	1.83%	1.92%	1.85%
Allowance for credit losses to total loans	1.59%	1.55%	1.50%	1.49%	1.46%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.

(4) Predominantly residential real estate loans.

Fourth Quarter 2023 Results

Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in millions	2023	2022	Change	2023	2022	Change
Interest income	$2,740	2,072	32%	$10,224	6,247	64%
Interest expense	1,018	245	316	3,109	425	631
Net interest income	1,722	1,827	-6	7,115	5,822	22
Provision for credit losses	225	90	150	645	517	25
Net interest income after provision for credit losses	1,497	1,737	-14	6,470	5,305	22
Other income
Mortgage banking revenues	112	82	38	409	357	15
Service charges on deposit accounts	121	106	14	475	447	6
Trust income	159	195	-19	680	741	-8
Brokerage services income	26	22	17	102	88	17
Trading account and non-hedging derivative gains	11	14	-18	49	27	84
Gain (loss) on bank investment securities	4	(4)	—	4	(6)	—
Other revenues from operations	145	267	-45	809	703	15
Total other income	578	682	-15	2,528	2,357	7
Other expense
Salaries and employee benefits	724	697	4	2,997	2,787	8
Equipment and net occupancy	134	137	-2	520	474	10
Outside data processing and software	114	108	6	437	376	16
Professional and other services	99	145	-32	413	509	-19
FDIC assessments	228	24	849	315	90	249
Advertising and marketing	26	32	-22	108	90	19
Amortization of core deposit and other intangible assets	15	18	-15	62	56	12
Other costs of operations	110	247	-55	527	668	-21
Total other expense	1,450	1,408	3	5,379	5,050	7
Income before income taxes	625	1,011	-38	3,619	2,612	39
Applicable income taxes	143	246	-42	878	620	42
Net income	$482	765	-37%	$2,741	1,992	38%

Fourth Quarter 2023 Results

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in millions	2023	2023	2023	2023	2022
Interest income	$2,740	2,641	2,516	2,327	2,072
Interest expense	1,018	866	717	509	245
Net interest income	1,722	1,775	1,799	1,818	1,827
Provision for credit losses	225	150	150	120	90
Net interest income after provision for credit losses	1,497	1,625	1,649	1,698	1,737
Other income
Mortgage banking revenues	112	105	107	85	82
Service charges on deposit accounts	121	121	119	113	106
Trust income	159	155	172	194	195
Brokerage services income	26	27	25	24	22
Trading account and non-hedging derivative gains	11	9	17	12	14
Gain (loss) on bank investment securities	4	—	1	—	(4)
Other revenues from operations	145	143	362	159	267
Total other income	578	560	803	587	682
Other expense
Salaries and employee benefits	724	727	738	808	697
Equipment and net occupancy	134	131	129	127	137
Outside data processing and software	114	111	106	106	108
Professional and other services	99	89	100	125	145
FDIC assessments	228	29	28	30	24
Advertising and marketing	26	23	28	31	32
Amortization of core deposit and other intangible assets	15	15	15	17	18
Other costs of operations	110	153	149	115	247
Total other expense	1,450	1,278	1,293	1,359	1,408
Income before income taxes	625	907	1,159	926	1,011
Applicable income taxes	143	217	292	224	246
Net income	$482	690	867	702	765

Fourth Quarter 2023 Results

Condensed Consolidated Balance Sheet

	December 31
Dollars in millions	2023	2022	Change
ASSETS
Cash and due from banks	$1,731	1,517	14%
Interest-bearing deposits at banks	28,069	24,959	12
Federal funds sold and agreements to resell securities	—	3	-100
Trading account	106	118	-10
Investment securities	26,897	25,211	7
Loans and leases:
Commercial and industrial	57,010	51,919	10
Real estate - commercial	33,003	35,296	-6
Real estate - consumer	23,264	23,756	-2
Consumer	20,791	20,593	1
Total loans and leases, net of unearned discount	134,068	131,564	2
Less: allowance for credit losses	2,129	1,925	11
Net loans and leases	131,939	129,639	2
Goodwill	8,465	8,490	—
Core deposit and other intangible assets	147	209	-30
Other assets	10,910	10,584	3
Total assets	$208,264	200,730	4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$49,294	65,502	-25%
Interest-bearing deposits	113,980	98,013	16
Total deposits	163,274	163,515	—
Short-term borrowings	5,316	3,555	50
Accrued interest and other liabilities	4,516	4,377	3
Long-term borrowings	8,201	3,965	107
Total liabilities	181,307	175,412	3
Shareholders' equity:
Preferred	2,011	2,011	—
Common	24,946	23,307	7
Total shareholders' equity	26,957	25,318	6
Total liabilities and shareholders' equity	$208,264	200,730	4%

SUMMARY OF RECLASSIFICATION OF OWNER-OCCUPIED LOANS
Commercial and industrial previously reported		$41,850
Reclassification of certain owner-occupied loans		10,069
Commercial and industrial after reclassification		$51,919

Real estate - commercial previously reported		$45,365
Reclassification of certain owner-occupied loans		(10,069)
Real estate - commercial after reclassification		$35,296

Fourth Quarter 2023 Results

Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in millions	2023	2023	2023	2023	2022
ASSETS
Cash and due from banks	$1,731	1,769	1,848	1,818	1,517
Interest-bearing deposits at banks	28,069	30,114	27,107	22,306	24,959
Federal funds sold and agreements to resell securities	—	—	—	—	3
Trading account	106	137	137	165	118
Investment securities	26,897	27,336	27,917	28,443	25,211
Loans and leases:
Commercial and industrial	57,010	54,891	54,699	53,934	51,919
Real estate - commercial	33,003	33,741	34,634	34,897	35,296
Real estate - consumer	23,264	23,448	23,762	23,790	23,756
Consumer	20,791	20,275	20,249	20,317	20,593
Total loans and leases, net of unearned discount	134,068	132,355	133,344	132,938	131,564
Less: allowance for credit losses	2,129	2,052	1,998	1,975	1,925
Net loans and leases	131,939	130,303	131,346	130,963	129,639
Goodwill	8,465	8,465	8,465	8,490	8,490
Core deposit and other intangible assets	147	162	177	192	209
Other assets	10,910	10,838	10,675	10,579	10,584
Total assets	$208,264	209,124	207,672	202,956	200,730

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$49,294	53,787	54,938	59,955	65,502
Interest-bearing deposits	113,980	110,341	107,120	99,120	98,013
Total deposits	163,274	164,128	162,058	159,075	163,515
Short-term borrowings	5,316	6,731	7,908	6,995	3,555
Accrued interest and other liabilities	4,516	4,946	4,488	4,046	4,377
Long-term borrowings	8,201	7,123	7,417	7,463	3,965
Total liabilities	181,307	182,928	181,871	177,579	175,412
Shareholders' equity:
Preferred	2,011	2,011	2,011	2,011	2,011
Common	24,946	24,185	23,790	23,366	23,307
Total shareholders' equity	26,957	26,196	25,801	25,377	25,318
Total liabilities and shareholders' equity	$208,264	209,124	207,672	202,956	200,730

SUMMARY OF RECLASSIFICATION OF OWNER-OCCUPIED LOANS
Commercial and industrial previously reported		$45,058	44,684	43,758	41,850
Reclassification of certain owner-occupied loans		9,833	10,015	10,176	10,069
Commercial and industrial after reclassification		$54,891	54,699	53,934	51,919

Real estate - commercial previously reported		$43,574	44,649	45,073	45,365
Reclassification of certain owner-occupied loans		(9,833)	(10,015)	(10,176)	(10,069)
Real estate - commercial after reclassification		$33,741	34,634	34,897	35,296

Fourth Quarter 2023 Results

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended
	December 31,		September 30,		December 31,		December 31, 2023 from		December 31,				Change
Dollars in millions	2023		2023		2022		September 30,	December 31,	2023		2022		in
	Balance	Rate	Balance	Rate	Balance	Rate	2023	2022	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$30,153	5.48%	26,657	5.40%	25,089	3.75%	13%	20%	$26,202	5.19%	33,435	1.52%	-22%
Federal funds sold and agreements to resell securities	—	5.79	—	5.79	—	4.32	—	-78	—	5.39	70	.43	-100
Trading account	123	3.80	136	4.05	122	2.13	-10	1	133	3.20	109	1.49	21
Investment securities	27,490	3.13	27,993	3.14	25,297	2.77	-2	9	27,932	3.09	19,897	2.59	40
Loans and leases, net of unearned discount
Commercial and industrial	55,420	7.01	54,567	6.86	49,955	5.65	2	11	54,271	6.71	44,127	4.62	23
Real estate - commercial	33,455	6.54	34,288	6.50	35,773	5.04	-2	-6	34,473	6.33	34,375	4.35	—
Real estate - consumer	23,339	4.25	23,573	4.14	23,334	3.92	-1	—	23,614	4.11	21,257	3.75	11
Consumer	20,556	6.42	20,189	6.16	20,344	5.28	2	1	20,380	6.03	19,538	4.65	4
Total loans and leases, net	132,770	6.33	132,617	6.19	129,406	5.12	—	3	132,738	6.07	119,297	4.41	11
Total earning assets	190,536	5.73	187,403	5.62	179,914	4.60	2	6	187,005	5.50	172,808	3.64	8
Goodwill	8,465		8,465		8,494		—	—	8,473		7,537		12
Core deposit and other intangible assets	154		170		218		-9	-29	177		179		-1
Other assets	9,597		9,753		9,966		-2	-4	9,742		9,728		—
Total assets	$208,752		205,791		198,592		1%	5%	$205,397		190,252		8%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$93,365	2.58	89,274	2.20	87,068	.76	5%	7%	$89,489	1.95	84,753	.32	6%
Time deposits	21,224	4.30	19,528	4.09	6,182	1.29	9	243	17,131	3.92	4,850	.49	253
Total interest-bearing deposits	114,589	2.90	108,802	2.54	93,250	.80	5	23	106,620	2.27	89,603	.33	19
Short-term borrowings	5,156	5.27	5,346	5.16	1,632	3.24	-4	216	5,758	5.07	936	2.08	515
Long-term borrowings	7,901	5.70	7,240	5.52	3,753	4.65	9	111	7,296	5.49	3,440	3.23	112
Total interest-bearing liabilities	127,646	3.17	121,388	2.83	98,635	.98	5	29	119,674	2.60	93,979	.45	27
Noninterest-bearing deposits	50,124		53,886		70,218		-7	-29	55,474		68,888		-19
Other liabilities	4,482		4,497		4,393		—	2	4,350		3,575		22
Total liabilities	182,252		179,771		173,246		1	5	179,498		166,442		8
Shareholders' equity	26,500		26,020		25,346		2	5	25,899		23,810		9
Total liabilities and shareholders' equity	$208,752		205,791		198,592		1%	5%	$205,397		190,252		8%

Net interest spread		2.56		2.79		3.62				2.90		3.19
Contribution of interest-free funds		1.05		1.00		.44				.93		.20
Net interest margin		3.61%		3.79%		4.06%				3.83%		3.39%

SUMMARY OF RECLASSIFICATION OF OWNER-OCCUPIED LOANS
Commercial and industrial previously reported			$44,625	7.01	40,038	5.76					$34,926	4.68
Reclassification of certain owner-occupied loans			9,942		9,917						9,201
Commercial and industrial after reclassification			$54,567	6.86	49,955	5.65					$44,127	4.62

Real estate - commercial previously reported			$44,230	6.41	45,690	5.06					$43,576	4.35
Reclassification of certain owner-occupied loans			(9,942)		(9,917)						(9,201)
Real estate - commercial after reclassification			$34,288	6.50	35,773	5.04					$34,375	4.35

Fourth Quarter 2023 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Year ended
	December 31		December 31
	2023	2022	2023	2022
Income statement data
In millions, except per share
Net income
Net income	$482	765	$2,741	1,992
Amortization of core deposit and other intangible assets (1)	12	14	48	43
Merger-related expenses (1)	—	33	—	431
Net operating income	$494	812	2,789	2,466
Earnings per common share
Diluted earnings per common share	$2.74	4.29	$15.79	11.53
Amortization of core deposit and other intangible assets (1)	.07	.08	.29	.26
Merger-related expenses (1)	—	.20	—	2.63
Diluted net operating earnings per common share	$2.81	4.57	16.08	14.42
Other expense
Other expense	$1,450	1,408	$5,379	5,050
Amortization of core deposit and other intangible assets	(15)	(18)	(62)	(56)
Merger-related expenses	—	(45)	—	(338)
Noninterest operating expense	$1,435	1,345	$5,317	4,656
Merger-related expenses
Salaries and employee benefits	$—	4	$—	102
Equipment and net occupancy	—	2	—	7
Outside data processing and software	—	2	—	5
Professional and other services	—	16	—	72
Advertising and marketing	—	5	—	9
Other costs of operations	—	16	—	143
Other expense	—	45	—	338
Provision for credit losses	—	—	—	242
Total	$—	45	$—	580
Efficiency ratio
Noninterest operating expense (numerator)	$1,435	1,345	$5,317	4,656
Taxable-equivalent net interest income	$1,735	1,841	$7,169	5,861
Other income	578	682	2,528	2,357
Less: Gain (loss) on bank investment securities	4	(4)	4	(6)
Denominator	$2,309	2,527	$9,693	8,224
Efficiency ratio	62.1%	53.3%	54.9%	56.6%
Balance sheet data
In millions
Average assets
Average assets	$208,752	198,592	$205,397	190,252
Goodwill	(8,465)	(8,494)	(8,473)	(7,537)
Core deposit and other intangible assets	(154)	(218)	(177)	(179)
Deferred taxes	39	54	44	43
Average tangible assets	$200,172	189,934	$196,791	182,579
Average common equity
Average total equity	$26,500	25,346	$25,899	23,810
Preferred stock	(2,011)	(2,011)	(2,011)	(1,946)
Average common equity	24,489	23,335	23,888	21,864
Goodwill	(8,465)	(8,494)	(8,473)	(7,537)
Core deposit and other intangible assets	(154)	(218)	(177)	(179)
Deferred taxes	39	54	44	43
Average tangible common equity	$15,909	14,677	$15,282	14,191
At end of quarter
Total assets
Total assets	$208,264	200,730
Goodwill	(8,465)	(8,490)
Core deposit and other intangible assets	(147)	(209)
Deferred taxes	37	51
Total tangible assets	$199,689	192,082
Total common equity
Total equity	$26,957	25,318
Preferred stock	(2,011)	(2,011)
Common equity	24,946	23,307
Goodwill	(8,465)	(8,490)
Core deposit and other intangible assets	(147)	(209)
Deferred taxes	37	51
Total tangible common equity	$16,371	14,659

(1) After any related tax effect.

Fourth Quarter 2023 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Income statement data
In millions, except per share
Net income
Net income	$482	690	867	702	765
Amortization of core deposit and other intangible assets (1)	12	12	12	13	14
Merger-related expenses (1)	—	—	—	—	33
Net operating income	$494	702	879	715	812
Earnings per common share
Diluted earnings per common share	$2.74	3.98	5.05	4.01	4.29
Amortization of core deposit and other intangible assets (1)	.07	.07	.07	.08	.08
Merger-related expenses (1)	—	—	—	—	.20
Diluted net operating earnings per common share	$2.81	4.05	5.12	4.09	4.57
Other expense
Other expense	$1,450	1,278	1,293	1,359	1,408
Amortization of core deposit and other intangible assets	(15)	(15)	(15)	(17)	(18)
Merger-related expenses	—	—	—	—	(45)
Noninterest operating expense	$1,435	1,263	1,278	1,342	1,345
Merger-related expenses
Salaries and employee benefits	$—	—	—	—	4
Equipment and net occupancy	—	—	—	—	2
Outside data processing and software	—	—	—	—	2
Professional and other services	—	—	—	—	16
Advertising and marketing	—	—	—	—	5
Other costs of operations	—	—	—	—	16
Other expense	—	—	—	—	45
Provision for credit losses	—	—	—	—	—
Total	$—	—	—	—	45
Efficiency ratio
Noninterest operating expense (numerator)	$1,435	1,263	1,278	1,342	1,345
Taxable-equivalent net interest income	$1,735	1,790	1,813	1,832	1,841
Other income	578	560	803	587	682
Less: Gain (loss) on bank investment securities	4	—	1	—	(4)
Denominator	$2,309	2,350	2,615	2,419	2,527
Efficiency ratio	62.1%	53.7%	48.9%	55.5%	53.3%
Balance sheet data
In millions
Average assets
Average assets	$208,752	205,791	204,376	202,599	198,592
Goodwill	(8,465)	(8,465)	(8,473)	(8,490)	(8,494)
Core deposit and other intangible assets	(154)	(170)	(185)	(201)	(218)
Deferred taxes	39	43	46	49	54
Average tangible assets	$200,172	197,199	195,764	193,957	189,934
Average common equity
Average total equity	$26,500	26,020	25,685	25,377	25,346
Preferred stock	(2,011)	(2,011)	(2,011)	(2,011)	(2,011)
Average common equity	24,489	24,009	23,674	23,366	23,335
Goodwill	(8,465)	(8,465)	(8,473)	(8,490)	(8,494)
Core deposit and other intangible assets	(154)	(170)	(185)	(201)	(218)
Deferred taxes	39	43	46	49	54
Average tangible common equity	$15,909	15,417	15,062	14,724	14,677
At end of quarter
Total assets
Total assets	$208,264	209,124	207,672	202,956	200,730
Goodwill	(8,465)	(8,465)	(8,465)	(8,490)	(8,490)
Core deposit and other intangible assets	(147)	(162)	(177)	(192)	(209)
Deferred taxes	37	41	44	47	51
Total tangible assets	$199,689	200,538	199,074	194,321	192,082
Total common equity
Total equity	$26,957	26,197	25,801	25,377	25,318
Preferred stock	(2,011)	(2,011)	(2,011)	(2,011)	(2,011)
Common equity	24,946	24,186	23,790	23,366	23,307
Goodwill	(8,465)	(8,465)	(8,465)	(8,490)	(8,490)
Core deposit and other intangible assets	(147)	(162)	(177)	(192)	(209)
Deferred taxes	37	41	44	47	51
Total tangible common equity	$16,371	15,600	15,192	14,731	14,659

(1) After any related tax effect.